EXHIBIT 99.1
FIRST SOUTH BANCORP, INC.	FOR IMMEDIATE RELEASE
Press Release	For More Information Contact:
January 18, 2007	Bill Wall or Tom Vann
(252) 946-4178
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports 6.1% Increase in December 31, 2006 Quarterly Earnings and
21.7% Increase in December 31, 2006 Fiscal Year Earnings (Unaudited)

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (“the Company”), the parent holding company of First South Bank (the “Bank”), reports its earnings for the quarter ended December 31, 2006 (unaudited), the fourth quarter of its fiscal year ending December 31, 2006, and its earnings for the fiscal year ended December 31, 2006 (unaudited).

Net income for the quarter ended December 31, 2006 increased 6.1% to $4,365,137 from $4,115,671 earned in the quarter ended December 31, 2005. Diluted earnings per share increased 4.9% to $0.43 per share for the quarter ended December 31, 2006 from $0.41 per share for the quarter ended December 31, 2005.

Net income for the year ended December 31, 2006 increased 21.7% to $17,192,356 from $14,128,704 earned in the year ended December 31, 2005. Diluted earnings per share increased 22.0% to $1.72 per share for the year ended December 31, 2006 from $1.41 per share for the year ended December 31, 2005.

Tom Vann, President and Chief Executive Officer of the Company and the Bank, stated, “Our earnings this quarter continue to be supported by sustaining the volume of our net interest income during a period of rising interest rates, slower loan growth, and competitive pressure on deposit flows in the market areas we serve. Net interest income was $10.5 million for the quarter ended December 31, 2006, compared to $10.4 million for the quarter ended December 31, 2005; while net interest income for the year ended December 31, 2006 increased 11.8% to $42.1 million from $37.7 million for the year ended December 31, 2005, reflecting both our balance sheet and interest rate risk management efforts.

Total assets of the Company increased to $910.5 million at December 30, 2006 from $834.2 million at December 31, 2005, reflecting a 9.1% annualized growth rate. The net loan and leases receivable portfolio increased 7.4% to $761.4 million at December 31, 2006 from $708.9 million at December 31, 2005; while deposits increased 9.1% to $800.2 million at December 31, 2006 from $733.8 million at December 31, 2005.

The Bank maintains allowances for loan and lease losses and a reserve for unfunded loan commitments, based upon an evaluation of inherent risk and estimates of probable credit losses within the loan and lease portfolio. The Bank recorded no provisions for credit losses during the quarter ended December 31, 2006 compared to $266,000 recorded for the quarter ended December 31, 2005. No provisions for credit losses were deemed necessary for the current quarter due to the relatively flat growth of the net loan and leases receivable portfolio during the quarter. At December 31, 2006, the Bank had $8.7 million of general allowances, $423,000 of specific allowances and $765,000 of reserves for unfunded commitments, totaling $9.9 million, or 1.3% of total loans outstanding, which management considers adequate to absorb probable losses on loans, leases and unfunded commitments.

We also continued placing efforts on controlling operating expenses, resulting in a 43.5% efficiency ratio for the quarter ended December 31, 2006. In addition, our key performance ratios, return on average assets (ROA) and return on average equity (ROE), continue to place us at the top of our peer group. Our ROA and ROE was 1.9% and 22.4%, respectively, for the quarter ended December 31, 2006.

The year ended December 31, 2006 was eventful for both the Company and the Bank. The Company increased the quarterly cash dividend payment rate by 25.0%, and combined with the appreciation in market price of our common stock, resulted in a 38.3% total return to our shareholders. We received national and statewide recognition for our operating efficiency, 3-year return on equity and various operating performance ratios including return on average equity, return on capital, net interest margin and total one-year return from American Banker, ABA Banking Journal, Business North Carolina, U. S. Banker, and the Charlotte Business Journal. The Company was listed in the new NASDAQ Global Select Market, which places us in a peer group of the top listed companies in the world. In addition, we retained our listing in the Russell Index of funds which will help raise the Company’s visibility with investors that rely on the Russell Indexes as part of their investment strategy.

During 2006 the Bank opened a new full service branch office in Buxton, North Carolina and we are currently renovating a new full service branch office in Durham, North Carolina. This expansion will allow us to better serve the banking needs in our growing market area, expand our customer base in existing markets and represents a continuation of the growth of our branch office network.”

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a Leasing Company and securities brokerage services through an affiliation with a broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 26 full service branch offices and a loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.
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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	December 31	December 31
	2006	2005*
Assets	(unaudited)

Cash and due from banks	$24,608,819	$32,523,922
Interest-bearing deposits in financial institutions	1,194,801	419,470
Investment securities - available for sale	56,454,127	41,827,690
Mortgage-backed securities - available for sale	35,066,627	20,639,067
Mortgage-backed securities - held for investment	1,662,540	2,063,310
Loans and leases receivable - held for sale	25,576,080	10,845,783
Loans and leases receivable - held for investment	735,860,969	698,083,024
Premises and equipment, net	8,898,009	8,831,170
Real estate owned	634,434	13,886
Federal Home Loan Bank of Atlanta stock, at cost	1,933,300	1,689,200
Accrued interest receivable	5,398,477	4,288,600
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,266,530	1,402,085
Identifiable intangible assets	227,940	259,380
Prepaid expenses and other assets	7,546,676	7,128,671
Total assets	$910,547,905	$834,233,834

Liabilities and Stockholders' Equity

Deposits:
Demand	$264,722,202	$244,879,590
Savings	18,481,271	21,509,653
Large denomination certificates of deposit	181,078,901	153,954,109
Other time	335,906,107	313,409,713
Total deposits	800,188,481	733,753,065
Borrowed money	11,139,947	11,787,528
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	10,112,899	10,192,769
Total liabilities	831,751,327	766,043,362

Common stock, $.01 par value, 25,000,000 shares authorized,
11,254,222, and 8,000,000 issued; 9,788,133 and 6,339,548
shares outstanding, respectively	97,881	63,395
Additional paid-in capital	38,165,536	37,624,894
Retained earnings, substantially restricted	70,217,380	59,661,079
Treasury stock, at cost	(29,104,894)	(28,787,979)
Accumulated other comprehensive loss, net	(579,325)	(370,917)
Total stockholders' equity	78,796,578	68,190,472
Total liabilities and stockholders' equity	$910,547,905	$834,233,834

* Derived from audited consolidated financial statements.

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2006	2005	2006	2005

Interest income:
Interest and fees on loans	$16,570,992	$14,106,322	$63,198,115	$50,357,203
Interest and dividends on investments and deposits	1,277,890	825,034	4,553,439	2,818,847
Total interest income	17,848,882	14,931,356	67,751,554	53,176,050

Interest expense:
Interest on deposits	7,001,086	4,325,299	23,858,628	14,542,548
Interest on borrowings	131,682	59,025	932,559	288,329
Interest on junior subordinated debentures	210,352	176,196	815,331	632,629
Total interest expense	7,343,120	4,560,520	25,606,518	15,463,506

Net interest income	10,505,762	10,370,836	42,145,036	37,712,544
Provision for credit losses	0	266,000	932,878	1,711,197
Net interest income after provision
for credit losses	10,505,762	10,104,836	41,212,158	36,001,347

Noninterest income:
Fees and service charges	1,727,547	1,672,957	6,723,391	6,116,949
Loan servicing fees	164,709	162,052	666,032	684,135
Gain on sale of real estate, net	5,412	33,677	10,237	215,928
Gain on sale of mortgage loans	14,381	(757)	329,743	199,414
Other income	278,009	264,960	1,529,644	990,165
Total noninterest income	2,190,058	2,132,889	9,259,047	8,206,591

Noninterest expense:
Compensation and fringe benefits	3,485,246	3,411,478	13,582,647	12,682,779
Federal insurance premiums	23,790	23,230	95,012	89,523
Premises and equipment	445,395	430,728	1,776,903	1,761,934
Advertising	25,265	39,764	207,246	187,536
Payroll and other taxes	291,836	287,455	1,305,008	1,143,214
Data processing	597,274	578,656	2,362,751	2,270,449
Amortization of intangible assets	93,975	97,033	375,463	403,999
Other	568,938	638,730	2,502,015	2,592,604
Total noninterest expense	5,531,719	5,507,074	22,207,045	21,132,038

Income before income taxes	7,164,101	6,730,651	28,264,160	23,075,900

Income taxes	2,798,964	2,614,980	11,071,804	8,947,196

Net income	$4,365,137	$4,115,671	$17,192,356	$14,128,704

Per share data:*
Basic earnings per share	$0.45	$0.43	$1.77	$1.49
Diluted earnings per share	$0.43	$0.41	$1.72	$1.41
Dividends per share	$0.17	$0.14	$0.68	$0.53
Weighted average shares - Basic	9,780,619	9,500,829	9,714,565	9,488,073
Weighted average shares - Diluted	10,060,369	10,006,262	10,002,869	9,980,222

* Adjusted for 3-for-2 stock split on May 25, 2006

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$910,548	$916,914	$898,581	$870,979	$834,234
Loans receivable (net)	761,437	762,020	750,264	737,519	708,929
Cash and investments	82,258	85,614	76,689	83,824	74,771
Mortgage-backed securities	36,729	37,719	37,935	21,925	22,702
Premises and equipment	8,898	8,665	9,000	8,873	8,831
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,267	1,349	1,433	1,415	1,402

Deposits	800,188	803,512	772,969	771,611	733,753
Borrowings	11,140	15,397	29,736	6,414	11,788
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	78,797	76,275	72,657	70,882	68,190

Consolidated earnings summary:
Interest income	$17,849	$17,528	$16,794	$15,581	$14,931
Interest expense	7,343	6,960	6,082	5,221	4,560
Net interest income	10,506	10,568	10,712	10,360	10,371
Provision for credit losses	0	150	437	346	266
Noninterest income	2,190	2,516	2,311	2,244	2,133
Noninterest expense	5,532	5,758	5,562	5,358	5,507
Income taxes	2,799	2,859	2,737	2,677	2,615
Net income	$4,365	$4,317	$4,287	$4,223	$4,116

Per Share Data: *
Earnings per share-Basic *	$0.45	$0.44	$0.44	$0.44	$0.43
Earnings per share-Diluted *	$0.43	$0.43	$0.43	$0.42	$0.41
Dividends per share *	$0.17	$0.17	$0.17	$0.17	$0.14
Book value per share*	$8.05	$7.80	$7.44	$7.39	$7.17

Average shares-Basic *	9,780,619	9,776,933	9,719,014	9,580,471	9,500,829
Average shares-Diluted*	10,060,369	10,070,678	10,010,945	10,024,792	10,006,262

*Adjusted for 3-for-2 stock split on May 25, 2006

Performance ratios:
Yield on earning assets	8.32%	8.26%	8.08%	7.78%	7.68%
Cost of funds	3.57%	3.39%	3.03%	2.69%	2.42%
Net interest spread	4.75%	4.87%	5.05%	5.09%	5.26%
Net interest margin on earning assets	4.90%	4.98%	5.15%	5.17%	5.33%
Earning assets to total assets	94.20%	93.65%	93.24%	93.88%	92.97%

Return on average assets	1.92%	1.90%	1.93%	1.97%	1.98%
Return on average equity	22.42%	23.13%	24.25%	24.12%	24.35%
Efficiency ratio	43.51%	44.46%	42.65%	42.44%	43.98%
Dividend payout ratio	37.78%	38.64%	38.64%	38.64%	32.56%

Asset quality data and ratios:
Nonperforming loans	$2,740	$3,314	$3,029	$2,120	$2,259
Real estate owned	$634	$1,006	$67	$14	$14
Allowance for loan and lease losses	$9,158	$9,174	$8,891	$8,456	$8,113
Reserve for unfunded loan commitments	$765	$891	$1,010	$1,109	$1,109
Allowance for credit losses	$9,923	$10,065	$9,901	$9,565	$9,222

Allowance for loan and lease losses to loans	1.19%	1.19%	1.17%	1.13%	1.13%
Allowance for credit losses to loans	1.29%	1.31%	1.30%	1.28%	1.29%

Net charge-offs (recoveries)	$143	$-15	$100	$4	$145
Net charge-offs (recoveries) to loans	0.019%	-0.002%	0.013%	0.001%	0.020%
Nonperforming loans to assets	0.30%	0.36%	0.34%	0.24%	0.27%
Loans to deposits	95.16%	94.84%	97.06%	95.58%	96.62%
Loans to assets	83.62%	83.11%	83.49%	84.68%	84.98%
Loans serviced for others	$245,633	$253,485	$261,279	$251,787	$260,632